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Exhibit 8(h) - Fourth Amendment to Custodian Contract

FOURTH AMENDMENT TO THE CUSTODIAN CONTRACT

    AGREEMENT made by and between State Street Bank and Trust Company (the "Custodian") and the Sanford C. Bernstein Fund, Inc. (the "Fund").

    WHEREAS, the Custodian and the Fund are parties to a custodian contract dated October 12, 1988, as amended on May 8, 1989 and July 24, 1989 to provide for the maintenance of foreign securities, and April 30, 1990 to add the California Municipal Portfolio (the "Custodian Contract, as amended"); and

    WHEREAS, the Custodian and the Fund desire to further amend the Custodian Contract by adding the Bernstein International Value Portfolio to the list of Portfolios on whose behalf the Custodian Contract, as amended, applies and to make certain other amendments;

    NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby agree as follows:

1. In accordance with Paragraph 12 of the Custodian Contract, it is mutually agreed that the Custodian shall render services under the Custodian Contract, as amended, to an additional series of the Fund, the Bernstein International Value Portfolio.

2. The following sentence in Paragraph 8 of the Custodian Contract is amended to include the words indicated in bold letters:

    The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, (bolding begins) including but not limited to the selection and monitoring of subcustodians in accordance with its established standards, (bolding ends) but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.

3. The Fund hereby authorizes the Custodian to employ as subcustodians for the securities and other assets of the Bernstein International Value Portfolio which are maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto in accordance with the terms and provisions of the Custodian Contract, as amended to apply to foreign custody.

4. Custodian agrees that each of its subcustodians holds the Fund's securities in accordance with the terms of Custodian's individually negotiated contract and operating standards. In Custodian's opinion, such contracts and operating standards when taken together are at least equal to the level of protection afforded similar securities held by Custodian in the United States.

5. Custodian agrees that the standard of care provided in the Custodian Contract, as amended, as to the Custodian's responsibility for its or its subcustodian's acts is equal to or greater than that of any of its custodian contracts with domestic or global mutual funds; Custodian agrees that if, in the future, it enters into a custodian contract with any mutual fund pursuant to which it assumes a higher standard of care than provided in the Custodian Contract, it shall promptly notify Client of the terms thereof and such terms shall be subject to negotiation between the parties at that time.

    IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 18th day of March, 1992.

SANFORD C. BERNSTEIN FUND, INC.
By: Stuart K. Nelson

ATTEST:

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Jean Margo Reid

STATE STREET BANK AND TRUST COMPANY
By:  Ronald E. Logue

ATTEST:
Lynn M. Mack


SCHEDULE A

Country        Subcustodian(s)
----------------------------------------------------------------------------
Australia      Bank:              Australia and New Zealand Banking Group
                                  Limited (ANZ)
               Depository:        Austraclear Limited

Austria        Bank:              Girozentrale und Bank der
                                  oesterreichischen Sparkassen AG
                                  (Girozentrale)

Austria        Depository:        Oesterreichische Kontrollbank AG

Belgium        Bank:              Banque Bruxelles Lambert (BBL)
               Depository:        Caisse Interprofessionelle de Depot et
                                  de Virements de Titres (C.I.K.)

Canada         Bank:              Canada Trust Company (Canada Trust)
               Depository:        The Canadian Depository for Securities
                                       Limited (CDS)

Denmark        Bank:              Den Danske Bank (Den Danske)
               Depository:        Vaerdipapircentralen (VP)

Finland        Bank:              Kansallis-Osake-Pankki (KOP)

France         Bank:              Credit Commercial De France (CCF)
               Depository:        Societe Interprofessionelle pour la

                                  Compensation des Valeurs Mobilieres
                                  (SICOVAM)

Germany        Bank:              Berliner Handels-und Frankfurter Bank (BHF)
               Depository:        The Deutscher Kassenverein AG

Hong Kong      Bank:              Standard Chartered Bank, Hong Kong

Italy          Bank:              Credito Italiano
               Depository:        Monte Titoli S.p.A.

Japan          Bank:              Sumitomo Trust & Banking Co., Ltd.
                                       (Sumitomo)

Malaysia       Bank:              Standard Chartered Bank, Kuala Lumpur

Netherlands    Bank:              Bank Mees & Hope N.V. (BMH)
               Depository:        Necigef (Nederlands Centraal Instituut
                                       voor Giraal Effectenverkeer B.V.)

New Zealand    Bank:              Westpac Banking Corporation (Westpac)

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Norway         Bank:              Christiania Bank OG Kreditkasse (Christiania)
               Depository:        The Norwegian Registry of
                                       Securities Verdipapirsentralen (VPS)

Singapore      Bank:              The Development Bank of Singapore Ltd.
                                       (DBS)

Spain          Bank:              Banco Hispano Americano (BHA)

Sweden         Bank:              Skandinaviska Enskilda Banken (SEB)
               Depository:        Vardepapperscentralen (VPC)

Switzerland    Bank:              Union Bank of Switzerland (UBS)
               Depository:        Schweizerische Effekten-Giro AG (SEGA)

United Kingdom Bank:              State Street London Limited
               Depository:        The Central Gilts Office

General        Depositories:      Euroclear System (Euroclear)
                                  Centrale de Livraison de Valeurs
                                  Mobilieres S.A. (Cedel)